Exhibit 99.1

Ambac Financial Group and Oaktree announce an extension to the stock purchase agreement for the Financial Guarantee business

NEW YORK – July 7, 2025 – Ambac Financial Group, Inc. (NYSE: AMBC) (“Ambac”) today announced the extension from July 3, 2025, to December 31, 2025 of the term of the stock purchase agreement relating to the sale of its legacy financial guarantee businesses—Ambac Assurance Corporation (“AAC”) and Ambac UK (“AUK”)—to funds managed by Oaktree Capital Management, L.P. (“Oaktree”) for $420 million in cash.

Both Ambac and Oaktree remain fully committed to closing the transaction. Oaktree continues to work with the Wisconsin Office of the Commissioner of Insurance (the “OCI”) to satisfy its remaining closing conditions and obtain final regulatory approval.

“We continue to await final regulatory approval for this strategic transaction and remain aligned with Oaktree and confident in completing the sale,” said Claude LeBlanc, President and CEO of Ambac. “This transaction remains the capstone to our transformation into a pure-play specialty P&C insurance platform, and we look forward to closing it as soon as practicable.”

“Oaktree has been actively working towards, and is committed to, obtaining the final regulatory approval from the OCI to close on the acquisition of AAC and AUK,” said Oaktree Managing Director Greg Share. “We look forward to closing this transaction once such approval is received.”

In addition to the extension, Ambac and Oaktree have agreed to a conversion right for the warrant to purchase Ambac common stock that Oaktree is receiving at the closing of the transaction. Ambac and Oaktree have also agreed to arrangements with respect to Ambac’s existing lease obligations and on the treatment of certain expenses allocated to AAC prior to the closing of the transaction. Full details of the amendment will be disclosed in a Current Report on Form 8-K to be filed by Ambac with the SEC today.

About Ambac

Ambac Financial Group, Inc. (“Ambac”) is an insurance holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical, and business-related information. For more information, please go to www.ambac.com.

The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.

About Oaktree

Oaktree is a leader among global investment managers specializing in alternative investments, with $203 billion in assets under management as of March 31, 2025. The firm emphasizes an opportunistic, value-oriented, and risk-controlled approach to investments in credit, equity, and real estate. The firm has more than 1,200 employees and offices in 25 cities worldwide. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/.

Forward-Looking Statements

In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.

CONTACTS

Investors:

Charles J. Sebaski

Managing Director, Investor Relations

(212) 208-3177

csebaski@ambac.com

Media:

Ambac

Kate Smith

Director, Corporate Communications

(212) 208-3452

ksmith@ambac.com

Source: Ambac Financial Group, Inc.